UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
July 9, 2007 (June 27, 2007)
SPECTRA ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33556 (Commission File Number)	41-2232463 (IRS Employer Identification No.)
5400 Westheimer Court
Houston, TX 77056
(Address of principal executive office)
(713) 627-5400
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
General
     As previously reported on Form 8-K, on June 26, 2007, Spectra Energy Partners, LP (the “Partnership”) entered into a underwriting agreement (the “Underwriting Agreement”) with Spectra Energy Corp (“Spectra Energy”), Spectra Energy Partners GP, LLC (“GP LLC”), Spectra Energy Partners (DE) GP, LP (the “General Partner”), Spectra Energy Partners OLP GP, LLC (the “OLP GP”) and Spectra Energy Partners OLP, LP (the “OLP”) and Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch & Co., UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc. and Raymond James & Associates, Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $22.00 per Common Unit ($20.625 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,500,000 Common Units on the same terms as those Common Units sold by the Partnership in the Offering if the Underwriters sell more than 10,000,000 Common Units in the offering. The Option was exercised in full by the Underwriters on June 28, 2007. The transactions contemplated by the Underwriting Agreement closed on July 2, 2007.
     In the Underwriting Agreement, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters maybe required to make because of any of those liabilities.
Credit Agreement
     On May 24, 2007, the Partnership, as guarantor, and the OLP entered into a credit agreement, effective as of July 2, 2007 (the “Credit Agreement”) with a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as Administrative Agent, Citibank, N.A., as Syndication Agent, and JPMorgan Chase Bank, N.A., Suntrust Bank and Royal Bank of Scotland PLC, as Documentation Agents.
     The new $500 million credit facility under the Credit Agreement includes both term and revolving borrowing capacity, of which we incurred $194 million of term borrowings and $125 million of revolving borrowings at closing of the Offering. The Partnership’s obligations under the revolving portion of its credit facility will be unsecured and its term borrowings will be secured by qualifying investment grade securities in an amount equal to or greater than the outstanding principal amount of the loan. Under the Credit Agreement, the revolving credit facility bears interest at the greater of the federal funds rate plus 0.50%, or the lender’s prime rate, plus an applicable margin dependent on the leverage level. The term loan facility will bear interest at the greater of the federal funds rate plus 0.50%, or the lender’s prime rate.
     The credit facility will prohibit the Partnership from making distributions of available cash to unitholders if any default or event of default (as defined in the credit facility) exists. Such events of default include, among others, a default in the due performance or observance of the covenants discussed below and a change of control, defined as the failure of the Partnership to own, directly or indirectly, 100% of the equity of its operating partnership or the failure of Spectra Energy to own, directly or indirectly a majority of the voting equity of the Partnership’s general partner. In addition, the credit facility contains covenants limiting the Partnership’s ability to make other restricted distributions or dividends on account of the purchase, redemption, retirement, acquisition, cancellation or termination of partnership interests; incur additional indebtedness; grant liens or make certain negative pledges; make certain loans or investments; engage in transactions with affiliates; make any material change to the nature of its business from the midstream energy business; make a disposition of assets; or enter into a merger, consolidate, liquidate, wind up or dissolve. These covenants may be modified or eliminated upon the receipt of an investment grade rating. The Partnership is also subject to financial covenants which include a leverage ratio and an interest coverage ratio.
     A copy of the Credit Agreement was filed as Exhibit 10.1 to Amendment No. 2 to the Partnership’s Registration Statement on Form S-1 (File No. 333-141687) filed on June 4, 2007 and is incorporated in this Item 1.01 by reference.

Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) described below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Omnibus Agreement
     On July 2, 2007, the closing date of the transactions contemplated by the Underwriting Agreement, the Partnership entered into an omnibus agreement (the “Omnibus Agreement”) with the GP LLC, the General Partner and Spectra Energy. As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated June 26, 2007 (File No. 333-141687) and filed on June 27, 2007 with the Securities and Exchange Commission (the “Commission) pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), the Omnibus Agreement governs several relationships between the Partnership and Spectra Energy, including:
i.	The Partnership’s obligation to reimburse Spectra Energy for the payment of direct operating expenses it incurs on the Partnership’s behalf in connection with the Partnership’s business and operations;

ii.	The Partnership’s obligation to reimburse Spectra Energy for providing the Partnership allocated corporate, general and administrative services, which reimbursement is capped at $3.0 million per year, subject to adjustment for inflation and increases in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses with the concurrence of its conflicts committee; and

iii.	Spectra Energy’s obligation to indemnify the Partnership for certain liabilities and the Partnership’s obligation to indemnify Spectra Energy for certain liabilities.
     A copy of the Omnibus Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Long-Term Incentive Plan
     On June 27, 2007, the Spectra Energy Partners, LP Long-Term Incentive Plan (the “Plan”) became effective for employees, consultants and directors of GP LLC and their affiliates. As more fully described in the Prospectus, the Plan provides for the grant of restricted units, phantom units, unit options, substitute awards, performance awards and, with respect to unit options and phantom units, the grant of distribution equivalent rights, or DERs. Subject to adjustment for certain events, an aggregate of 900,000 common units may be delivered pursuant to awards under the Plan. Units that are cancelled, forfeited or are withheld to satisfy GP LLC’s tax withholding obligations are available for delivery pursuant to other awards. The Plan will be administered by the compensation committee of Spectra Energy’s board of directors.
     The board of directors of GP LLC, in its discretion, may terminate the Plan at any time with respect to the common units for which a grant has not theretofore been made. The Plan will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by the unitholders or when common units are no longer available for delivery pursuant to awards under the Plan. The board of directors of GP LLC will also have the right to alter or amend the Plan or any part of it from time to time and the compensation committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant. Subject to unitholder approval, if required by the rules of the principal national securities exchange upon which the common units are traded, the board of directors of GP LLC may increase the number of common units that may be delivered with respect to awards under the Plan.
     A copy of the Plan is filed as Exhibit 10.3 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Market Hub General Partnership Agreement
     At the closing of the Offering, Spectra Energy contributed to the Partnership 50.0% of its interest in Market Hub Partners Holding (“Market Hub”), resulting in the Partnership owning a 50.0% interest in Market Hub and Spectra Energy owning the remaining 50.0% interest. The general partnership agreement (the “GP Agreement”) governs the ownership and management of Market Hub and provides for quarterly distributions equal to 100% of its available cash, which is defined to include Market Hub’s cash and cash equivalents on hand at the end of the quarter less any reserves that may be deemed appropriate by the Market Hub management committee for the operation of its business (including reserves for its future maintenance capital expenditures and for its anticipated future credit needs) or for its compliance with law or other agreements.
     A management committee comprised of an equal number of representatives of Spectra Energy and the Partnership will jointly make the determinations related to Market Hub’s available cash.
     A copy of the GP Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated into this Item 1.01 by reference.
Relationships
     Each of the Partnership, GP LLC, the General Partner, the OLP and the other parties to the Credit Agreement, Contribution Agreement and Omnibus Agreement are direct or indirect subsidiaries of Spectra Energy. As a result, certain individuals, including officers and directors of Spectra Energy and GP LLC, serve as officers and/or directors of more than one of such entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership. In addition, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Spectra Energy and its subsidiaries or with the Partnership and its subsidiaries. Affiliates of Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are lenders under the new credit facility.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution, Conveyance and Assumption Agreement
     On July 2, 2007, the Partnership entered into the Contribution Agreement with the OLP, the GP LLC, the OLP GP, the General Partner, Spectra Energy Transmission, LLC, Spectra Energy Southeast Pipeline Corporation, East Tennessee Natural Gas, LLC (“East Tennessee”), Egan Hub Storage, LLC, Moss Bluff Hub, LLC and Market Hub Partners Holding LLC, as contemplated by the Prospectus. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
i.	the transfer of interests in East Tennessee, Gulfstream Natural Gas System, L.L.C. and Market Hub to the Partnership and its subsidiaries;

ii.	the issuance of the incentive distribution rights to the General Partner and the continuation of its 2.0% general partner interest in the Partnership;

iii.	the Partnership’s issuance of 34,629,880 Common Units and 21,638,730 subordinated units to subsidiaries of Spectra Energy in exchange for the contributed interests; and

iv.	the Partnership’s redemption of 1,500,000 Common Units issued to subsidiaries of Spectra Energy in exchange for the net proceeds received by the Partnership from the issuance of 1,500,000 additional Common Units pursuant to the Option.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, the Partnership has certain relationships with certain parties to the Contribution Agreement. Prior to the Offering, the Partnership was indirectly wholly-owned by Spectra Energy.
     A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to Amendment No. 2 to the Partnership’s Registration Statement on Form S-1 (File No. 333-141687) filed on June 4, 2007 and is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The description in Item 2.01 above of the issuance by the Partnership on July 2, 2007 in connection with the consummation of the transactions contemplated by the Contribution Agreement of 34,629,880 Common Units and 21,638,730 Subordinated Units to Spectra Energy is incorporated herein by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions. Each of such Subordinated Units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the partnership agreement of the Partnership, the subordination period will extend until the first day of any quarter beginning after June 30, 2010 that the Partnership meets the financial tests set forth in the partnership agreement of the Partnership, but may end as soon as June 30, 2008 if the Partnership meets additional financial tests.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On July 2, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of the Offering. A description of the First Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

     On July 2, 2007, the General Partner amended and restated its Agreement of Limited Partnership. A copy of the First Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated into this Item 5.03 by reference.
     On July 2, 2007, the GP LLC amended and restated its Limited Liability Company Agreement. A copy of the First Amended and Restated Limited Liability Company Agreement as adopted is filed as Exhibit 3.3 to this Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

Exhibit Number	Description

Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP.

Exhibit 3.2	First Amended and Restated Agreement of Limited Partnership Agreement of Spectra Energy Partners (DE) GP, LP.

Exhibit 3.3	First Amended and Restated Limited Liability Agreement of Spectra Energy Partners GP, LLC.

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated July 2, 2007, by and among Spectra Energy Partners, LP, Spectra Energy Partners OLP, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners OLP GP, LLC, Spectra Energy Partners (DE) GP, LP, Spectra Energy Transmission, LLC, Spectra Energy Southeast Pipeline Corporation, East Tennessee Natural Gas, LLC, Egan Hub Storage, LLC, Moss Bluff Hub, LLC and Market Hub Partners Holding, LLC.

Exhibit 10.2	Omnibus Agreement, dated July 2, 2007, by and among Spectra Energy Partners, LP, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC and Spectra Energy Corp.

Exhibit 10.3	Long Term Incentive Plan of Spectra Energy Partners, LP.

Exhibit 10.4	General Partnership Agreement of Market Hub Partners Holding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP
	By:	Spectra Energy Partners (DE) GP, LP,
its general partner

	By:	Spectra Energy Partners GP, LLC,
its general partner

Dated: July 9, 2007	By:	/s/ C. GREGORY HARPER
C. Gregory Harper
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	First Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP.

Exhibit 3.2	First Amended and Restated Agreement of Limited Partnership Agreement of Spectra Energy Partners (DE) GP, LP.

Exhibit 3.3	First Amended and Restated Limited Liability Agreement of Spectra Energy Partners GP, LLC.

Exhibit 10.1	Contribution, Conveyance and Assumption Agreement, dated July 2, 2007, by and among Spectra Energy Partners, LP, Spectra Energy Partners OLP, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners OLP GP, LLC, Spectra Energy Partners (DE) GP, LP, Spectra Energy Transmission, LLC, Spectra Energy Southeast Pipeline Corporation, East Tennessee Natural Gas, LLC, Egan Hub Storage, LLC, Moss Bluff Hub, LLC and Market Hub Partners Holding, LLC.

Exhibit 10.2	Omnibus Agreement, dated July 2, 2007, by and among Spectra Energy Partners, LP, Spectra Energy Partners (DE) GP, LP, Spectra Energy Partners GP, LLC and Spectra Energy Corp.

Exhibit 10.3	Long Term Incentive Plan of Spectra Energy Partners, LP.

Exhibit 10.4	General Partnership Agreement of Market Hub Partners Holding.